UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

Conolog Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	08-8174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On June 19, 2008, pursuant to Conolog Corporation’s (the “Company”) 2008 Stock Incentive Plan, the Company issued 800,000 shares of common stock to directors, officers, employees and consultants, for services. The shares were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering. Upon the completion of the issuance, the Company’s common shares issued and outstanding increased to 2,229,666.

On June 19, 2008, the Company issued an aggregate of (i) 259,186 shares upon conversion of convertible notes, dated March 12, 2007, in the aggregate principal amount of $311,024 and (ii) 7,907 shares of common stock as interest on convertible notes, dated March 12, 2007. The shares were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering. Upon the completion of the issuances, the Company’s common shares issued and outstanding increased to 2,496,759.

ITEM 8.01 Other events

On June 12, 2008, the Company notified the holders of its outstanding convertible notes, dated March 12, 2007, that the Company was reducing the conversion price of the convertible notes from $4.20 to $1.20, in accordance with the terms of the convertible notes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Dated: June 19, 2008	By: /s/ Robert Benou
Robert Benou
Chief Executive Officer